Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
November 21, 2005	John Nesbett/Amanda Watkins
The Investor Relations Group
(212) 825-3210
Media: Jeffrey Hodes

ADVANCED CELL TECHNOLOGY APPOINTS TWO NEW MEMBERS TO

ITS BOARD OF DIRECTORS

WORCESTER, MA – November 21, 2005 – Advanced Cell Technology, Inc. (OTCBB: ACTC) appointed Dr. Erkki Ruoslahti, former president of The Burnham Institute, and Dr. Alan G. Walton, a senior general partner of Oxford Bioscience Partners, as independent directors of the company, bringing the total number of directors to five.

“We are extremely honored that Dr. Ruoslahti and Dr. Walton have each agreed to join our board of directors.  Their numerous years of business experience with life science companies, combined with their significant scientific credentials and achievements, make each of them of tremendous value in guiding ACT as members of our board,” said William M. Caldwell IV, Chief Executive Officer of ACT.

About Dr. Ruoslahti

Dr. Ruoslahti is Distinguished Professor at the Burnham Institute for Medical Research and at University of California, Santa Barbara.  He earned his M.D. and Ph.D. from the University of Helsinki in Finland.  After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California.  He joined The Burnham Institute in 1979 and served as its President from 1989-2002.

Dr. Ruoslahti received the prestigious 2005 Japan Prize for his work in cell biology.  Dr. Ruoslahti’s other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences.  He is a Knight of the Order of the White Rose of Finland.  Dr. Ruoslahti’s research has been the basis of several drugs currently on the market or in clinical trials.  He has been a founder and director of several biotech companies.

About Dr. Walton

Dr. Walton is a Senior General Partner of Oxford Bioscience Partners.  Before joining Oxford in 1987, Dr. Walton was President and CEO of University Genetics Co., a public biotechnology company involved in technology transfer and seed investments in university-related projects.  Prior to University Genetics, he taught at several prestigious institutions including Harvard Medical School, Indiana University and Case Western

Reserve where he was Professor of Macromolecular Science and Director of the Laboratory for Biological Macromolecules.

Dr. Walton received his Ph.D. in chemistry, a D.Sc. in biological chemistry, and an honorary Doctor of Laws degree from Nottingham University in England.  In addition to serving as the author of more than 130 scientific articles, books and chapters, Dr. Walton holds patents in the fields of molecular biology and biotechnology.  Dr. Walton serves on the Boards of Alexandria Real Estate Equities (NYSE: ARE), Avalon Pharmaceuticals (Nasdaq: AVRX), and Acadia Pharmaceuticals (Nasdaq: ACAD).  He is also on the Board of Research!America, a philanthropic organization.  Dr. Walton was a founder of Human Genome Sciences and GeneLogic and is the Founding Chairman of the Biotechnology Venture Investors Group.

About Advanced Cell Technology

Advanced Cell Technology, Inc. is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine.  The company is currently headquartered in Worcester, Massachusetts.  For more information about the company visit http://www.advancedcell.com

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally.  Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended September 30, 2005.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.